Exhibit 5.2

August 28, 2020 Triton International Limited Victoria Place, 5th Floor 31 Victoria Street, Hamilton HM 10 Bermuda	Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 United States of America T: +1 212 506 2500 F: +1 212 262 1910 mayerbrown.com

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented Triton International Limited, a Bermuda exempted company (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the offering and sale from time to time pursuant to Rule 415 of the general rules and regulations promulgated under the Act of the following securities:

(i) common shares, par value $0.01 per share, of the Company (“Common Shares”);

(ii) preference shares, par value $0.01 per share, of the Company (“Preference Shares”), which may be issued in one or more series;

(iii) depositary receipts (the “Receipts”) representing fractional Preference Shares, which are called depositary shares (the “Depositary Shares”) and which may be issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Depositary Agreement (each, a “Bank Depositary”);

(iv) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and Wells Fargo Bank, National Association, as trustee, the form of which is filed as an exhibit to the Registration Statement;

(v) warrants to purchase Common Shares, Preference Shares or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein;

(vi) subscription rights to purchase Common Shares, Preference Shares or Debt Securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein;

(vii) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, Common Shares, Preference Shares or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein;

(viii) purchase units of the Company (“Purchase Units”), each consisting of a Purchase Contract and Debt Securities, Preference Shares or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein; and

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

August 28, 2020

(ix) such indeterminate number of Common Shares, Preference Shares or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preference Shares, Depositary Shares, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Contracts or Purchase Units, including such Common Shares or Preference Shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Common Shares, Preference Shares, Depositary Shares, Debt Securities, Warrants, Subscription Rights, Purchase Contracts, Purchase Units and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

The Company’s board of directors has taken and will take from time to time corporate action relating to the issuance of the Securities (the “Corporate Proceedings”). Certain terms of the Securities may be established by certain officers of the Company who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement; (ii) a copy of the Indenture; and (iii) resolutions of the Company’s board of directors relating to the preparation and filing of the Registration Statement for the potential offering of the Securities from time to time.

In addition, we have examined such other documents, certificates and opinions and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties , we have assumed the due authorization, execution and delivery of all documents, and we have assumed the validity and enforceability of all documents against all parties thereto, other than the Company, in accordance with their respective terms.

We have also assumed that (i) the Registration Statement has become effective upon filing and remains effective under the Act; (ii) a prospectus supplement, pricing supplement and/or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the parties thereto; (v) the Securities will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet; (vi) the issue price for any Common Shares or Preference Shares, including upon any exercise of Warrants, upon conversion of any Debt Securities or Preference Shares (with respect to the Common Shares) or upon settlement of Purchase Contracts or Purchase Units, will be at a price not less than the par value of such Common Shares or Preference Shares, as the case may be; (vii) the certificates evidencing any Common Shares or Preference Shares have been duly executed and delivered; (viii) the Corporate Proceedings with respect to the Securities and their offering and issuance will have been completed; (ix) the terms of the Securities will be consistent with the description thereof contained in the Registration Statement and any applicable prospectus supplement, pricing supplement and/or term sheet; and (x) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and such terms will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

As to matters of fact material to our opinions, we have, to the extent we deemed such reliance appropriate, relied upon certificates of officers of the Company and of public officials with respect to the Company.

Mayer Brown LLP

August 28, 2020

Based upon and subject to the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

(i) with respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), assuming (a) due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Debt Securities contained in the Registration Statement and any applicable prospectus supplement; and (d) the Indenture and any applicable supplemental indenture thereto has been duly authorized, executed and delivered by the parties thereto, the Offered Debt Securities, when duly executed and delivered and authenticated in accordance with the Indenture and when payment therefor is received, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(ii) with respect to any Warrants offered by the Company, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement; (d) the due authorization of any Common Shares, Preference Shares and/or Debt Securities of the Company underlying the Offered Warrants, (e) the due authorization, execution and delivery of the applicable Warrant Agreement by the parties thereto, the Offered Warrants, when duly executed, delivered and countersigned in accordance with the applicable Warrant Agreements and when payment therefor is received, will constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the applicable Warrant Agreement and will be enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii) with respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Depositary Shares contained in the Registration Statement and any applicable prospectus supplement; (d) the due authorization of any Preference Shares of the Company underlying the Offered Depositary Shares; (e) applicable Depositary Agreement has been duly authorized, executed and delivered by the parties thereto; (f) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Depositary Agreement; (g) the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Depositary Agreement; and (h) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related Preference Shares with the Bank Depositary in accordance with the applicable Depositary Agreement, the Offered Depositary Shares will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

Mayer Brown LLP

August 28, 2020

(iv) with respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the Common Shares, Preference Shares and/or Debt Securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company; (d) the consistency of the terms thereof with the description of the Offered Subscription Rights contained in the Registration Statement and any applicable prospectus supplement; (e) applicable Subscription Rights Agreement has been duly authorized, executed and delivered by the parties thereto; and (f) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v) with respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), assuming (a) the due authorization thereof; (b) the completion of the Corporate Proceedings with respect thereto; (c) the Common Shares, Preference Shares and/or Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company; (d) the consistency of the terms thereof with the description of the Purchase Contracts contained in the Registration Statement and any applicable prospectus supplement; and (e) applicable Purchase Contract Agreement has been duly authorized, executed and delivered by the parties thereto, the Offered Purchase Contracts, when duly executed and delivered in accordance with the terms of the applicable Purchase Contract Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the applicable Purchase Contract Agreement; and

(vi) with respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), assuming (a) the due authorization thereof and of the related Purchase Contracts and applicable pledge agreements; (b) the completion of the Corporate Proceedings with respect thereto; (c) the consistency of the terms thereof with the description of the Purchase Units contained in the Registration Statement and any applicable prospectus supplement; (d) the due authorization of any Debt Securities, Preference Shares or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing included in such Offered Purchase Units; and (e) applicable Purchase Unit Agreement has been duly authorized, executed and delivered by the parties thereto, the Offered Purchase Units, when certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforceability, to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the interests therein, when duly sold and delivered and when payment therefor is received, will be entitled to the benefits provided by the applicable Purchase Unit Agreement.

We note that, as of the date of this opinion, a judgment for money in an action based on an Offered Security in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars, and the date used to determine the rate of conversion of foreign currencies or currency units into United States dollars would depend upon various factors, including which court renders the judgment. A state court in the State of New York rendering a judgment on such Offered Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Offered Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Mayer Brown LLP

August 28, 2020

We are admitted to practice law in New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the State of New York, and we express no opinion herein concerning the laws of any other jurisdiction.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus supplement, pricing supplement, term sheet or other offering material regarding the Company or the Offered Securities or their offering and sale.

This opinion speaks as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP

JPB/AJS